UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2016

SEARS HOMETOWN AND OUTLET STORES, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35641	80-0808358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois		60192
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (847) 286-7000
(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2016 the Company’s Board of Directors elected Mr. David Robbins as a director and appointed him as a member of the Board’s Audit Committee.  Mr. Robbins is engaged in the asset management field, primarily in alternative assets and private equity with an emphasis in healthcare.  As a result of Mr. Robbins’s appointment to the Audit Committee the Committee consists of three members, which brings the Company into compliance with the audit committee requirements of Nasdaq Listing Rule 5605.

Item 8.01	Other Events.

The Company previously disclosed its intention to issue its earnings release on March 11, 2016.  However, as a result of recent interpretive accounting guidance with respect to internal-use software and accounting for fees paid in a cloud-computing arrangement, the Company now expects to issue its earnings release on March 24, 2016 in order to finalize its accounting treatment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ Ryan D. Robinson

Ryan D. Robinson
Senior Vice President, Chief Administrative Officer, and Chief Financial Officer
Date: March 10, 2016